Exhibit 10.1

AMENDMENT TO AT-THE-MARKET ISSUANCE SALES AGREEMENT

DATED JUNE 18, 2026

This amendment (the “Amendment”) to the At-The-Market Issuance Sales Agreement dated June 18, 2026 (the “Agreement”), entered into by and between Hyperscale Data, Inc., a Delaware corporation (the “Company”) and Spartan Capital Securities, LLC (the “Agent”) is dated October 9, 2026. All capitalized terms in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and the Agent desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

1.	The first paragraph of Section 1 is hereby deleted and replaced in its entirety by the following:

1.       Issuance and Sale of Shares. The Company agrees to issue and sell through Spartan, shares (the “Placement Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), from time to time during the term of this Agreement and on the terms set forth in this Agreement; provided however, that in no event will the Company issue or sell through Spartan such number of Placement Shares that would exceed $100,000,000 (the “Maximum Amount”). For the avoidance of doubt, the foregoing figure shall include the aggregate dollar amount of all Placement Shares sold pursuant to the Agreement. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement will be the sole responsibility of the Company and that Spartan will have no obligation in connection with such compliance, provided that Spartan follows the lawful trading instructions in all material respects that were provided by the Company pursuant to any Placement Notice. The issuance and sale of Placement Shares through Spartan will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “SEC”), although nothing in this Agreement will be construed as requiring the Company to use the Registration Statement to issue Common Stock.

2.	This Amendment shall be binding on the Company and the Agent and all of their respective successors, heirs, personal representatives and assigns and permitted transferees.

3.	Except as amended hereby, the Agreement shall remain unmodified and is hereby ratified in all respects.

4.	This Amendment may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Agreed this 9th day of October, 2026.

HYPERSCALE DATA, INC.		SPARTAN CAPITAL SECURITIES, LLC

By:	/s/ Henry Nisser	By:	/s/ Eric Flesche
	Henry Nisser		Eric Flesche
	President		President